Exhibit 10.4

                                    AGREEMENT

This Agreement is between S.C. Perfect Renaissance SRL and its sister companies, located in Timisoara, Romania, represented by Jacob Kieselstein ("Perfect") AND Techprojects International, Inc., a Delaware corporation with offices in Aventura, Florida, represented by Curtis J. Sittenfeld ("TPI").

Where Perfect wishes to acquire a United States corporation for the purpose of marketing its products in the United States, making investments in or acquiring related production facilities in the United States and possibly filing a registration statement with the Securities and Exchange Commission so as to become a public company and apply for a listing on one of the U.S. stock exchanges, and

Whereas Perfect wishes to purchase machinery, equipment and materials in the United States for its Romanian operations, and

Whereas Perfect requires various and sundry business services so as to improve its operations in Romania and make them more efficient and profitable, and

Whereas TPI possesses knowledge and experience which may assist Perfect in these endeavors,

It is agreed that Perfect herewith retains TPI to render such business assistance and advice as may be required from time to time.

Perfect agrees to pay TPI a consulting fee of $7,500 per month payable in arrears beginning on June 30, 1999 and every last of the month thereafter. Additionally, Perfect will reimburse TPI for extraordinary expenses, including but not limited to travel away from home base and purchases, provided however that such extraordinary expenses are authorized beforehand by Perfect. TPI will send monthly invoices to Perfect by fax for the agreed-upon monthly fee plus any additional expenses and Perfect agrees to remit payment promptly by wire transfer to TPI's bank account.

This agreement may be cancelled by either party by giving 90 days notice to the other party in writing. Payment of all pending invoices is required before cancellation goes into effect.

June 1, 1999



/s/ jacob Kieselstein                       /s/ Curtis J. Sittenfeld
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Jacob Kieselstein                           Curtis J. Sittenfeld
For the Perfect Renaissance Companies       For Techprojects International Inc.